UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2020

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NLIGHT, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-38462	91-2066376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
5408 NE 88th Street, Building E Vancouver, Washington 98665
(Address of principal executive offices, and zip code)
(360) 566-4460
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, par value $0.0001 per share	LASR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2020, nLIGHT, Inc. (the “Company”) and Sharp Electronics Corporation entered into a Purchase and Sale Agreement with Joint Closing Instructions (as amended, the “PSA”) pursuant to which the Company agreed to purchase a commercial property located at 4637 NW 18th Avenue in Camas, Washington (the “Property”) for $12,180,000. The Property consists of approximately 21.41 acres of land and two buildings with approximately 164,596 square feet of office space, clean rooms and manufacturing space. The sale of the Property is “as is” and is expected to close no later than March 31, 2020, subject to customary closing conditions. The Company will finance the purchase of the Property with cash on hand and intends to eventually use the Property as its new headquarters following the completion of certain renovations and modifications.
The foregoing description of the PSA is qualified in its entirety by the terms and conditions of the actual PSA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement with Joint Closing Instructions between nLIGHT, Inc. and Sharp Electronics Corporation, dated March 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NLIGHT, INC.
(Registrant)

Date:	March 16, 2020
		By:	/s/ SCOTT KEENEY
Scott Keeney
President and Chief Executive Officer